UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2004

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street
Bellevue, Washington 98004-5591.
(425) 454-6363

ITEM 5. Other Events

        Puget Sound Energy (PSE), the utility subsidiary of Puget Energy (NYSE:PSD), today filed an electric and natural-gas rate-increase proposal with state regulators designed to strengthen the utility financially so that it can enhance customer service and stabilize energy costs. PSE’s proposal asks the Washington Utilities and Transportation Commission (Washington Commission) to approve the following key elements of the rate request:

• An equity to total capitalization ratio of 45 percent.

• An 11.75 percent allowed return on equity.

• A general electric-rate revenue-increase request of 5.7 percent which will generate about $81.4 million in revenue per year.

• A general tariff gas-rate revenue-increase request of 6.3 percent, which will generate about $47.2 million in revenue per year.

• Changes to the definition of "catastrophic storm".

        The Washington Commission conducts a thorough review of a utility’s operational costs and revenues before issuing a decision on a general-rate-case filing. The review can take up to 11 months. In the meantime, PSE is anticipating a Washington Commission decision later this month on the utility’s 2003 request for a separate electric-rate increase tied specifically to higher power-supply costs.

        If both the general rate-case request and the “power-cost-only” rate case (PCORC) are approved in full by the Washington Commission, PSE’s electric and natural-gas rates would still compare favorably with neighboring utilities in the Northwest and would remain considerably below national averages. (Chart below provide specifics on the proposed rate plan.)

Highlights: Puget Sound Energy General Rate Case

Proposed Electric and Natural Gas Rate Change
April 2004 Filing with Washington Utilities and Transportation Commission

REQUEST	Electricity		Natural Gas
Overall Increase (average for all customers groups)	5.7%		6.3%

Monthly Household Bill
(12 mo. average of 1,000 kilowatt-hours per mo. for	$62.91	(+6.9%)	$74.58	(+6.3%)
electricity; 80 therms per mo. for natural gas)
(Compared to PSE March 31, 2004 bill)	+$4.06		+$4.47

        Puget Sound Energy provides natural gas service to 644,629 customers and electric service to 977,743 customers, all told in 11 counties, mostly in western Washington State. Approximately 310,000 of those customers receive both their natural gas and electric service from PSE. PSE’s proposed rate filing is based on the twelve months ended September 30, 2003.

Statement Regarding Forward-Looking Statements
The Company is including the following cautionary statement in this Current Report on Form 8-K to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by or on behalf of the Company. Words such as “anticipate,” “believe,” “expect,” “future,” and “intend” and similar expressions are used to identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. More information regarding factors that potentially could affect the Company’s financial results is included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer

Date: April 5, 2004